Exhibit 1.1

NOMURA HOLDINGS, INC.

(a joint stock corporation organized under the laws of Japan)

FORM OF UNDERWRITING AGREEMENT

[                 ], 20[    ]

[Name of Representative]

as Representative of the several Underwriters

Ladies and Gentlemen:

Nomura Holdings, Inc., a joint stock corporation with limited liability organized under the laws of Japan (the “Company”), confirms its agreement with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom [insert name of Representative] is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters outside Japan, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of [insert description of the securities] ([insert name of securities], [and together with the [insert name(s) of securities]] the “Securities”). The Securities are to be issued pursuant to an indenture [to be] dated [on or around] [                    ], 20[    ] (the “Indenture”) between the Company and Citibank, N.A., as trustee (the “Trustee”). The Securities will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). [The Company will enter into an agency appointment agreement with Citibank, N.A., as paying agent, transfer agent, calculation agent and registrar (the “Agent”), and the Trustee with respect to the Securities (the “Agency Appointment Agreement”).] The term “Indenture” as used herein includes any Officers’ Certificate (as defined in the Indenture) delivered, and any Board Resolution (as defined in the Indenture) adopted, in each case pursuant to Section [2.03] of the Indenture, to establish the form and terms of the Securities. The Company understands that the Underwriters propose to make a public offering of the Securities outside Japan as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (No. 333-[                ]), including the related preliminary prospectus, which registration statement became effective upon filing with the Commission under Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430A, Rule 430B or Rule 430C under the 1933 Act is referred to as “Rule 430 Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430 Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to at such time, the exhibits (excluding the Statement of Eligibility on Form T-1 (“Form T-1”) under the Trust Indenture Act of 1939, as amended (the “1939 Act”)), and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses (in each case including any amendments or supplements to any such preliminary prospectuses) that form a part thereof, is herein called the “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copies filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document, including any annual reports on Form 20-F, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

[The Company acknowledges and agrees that the Representative may use the Prospectus in connection with secondary market offers and sales of the Securities as contemplated in the Prospectus under the caption “Underwriting (Conflicts of Interest)” (“Secondary Market Transactions”). The Company further acknowledges and agrees that the Representative is under no obligation to effect any Secondary Market Transactions and, if it does so, it may discontinue effecting such transactions at any time without providing any notice to the Company.]

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company.    The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and the Closing Time referred to in Section 2(b) hereof and agrees with each Underwriter, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations (“Rule 163(c)”)) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) on [                    ], 20[    ], and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information in connection with the Registration Statement has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times that the Original Registration Statement and each amendment thereto became effective, and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (A) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative expressly for use therein or (B) the Form T-1.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was filed with the Commission and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative expressly for use therein.

The Prospectus (including the prospectus or prospectuses filed with the Commission as part of the Original Registration Statement or as part of any amendment thereto) complied when filed with the Commission in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be (as the case may be) identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (A) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued as of or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative expressly for use therein.

As of the time of the filing of the Final Term Sheet (as defined in Section 3(c) hereof), the General Disclosure Package, when considered together with the Final Term Sheet, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [            ] [a.m./p.m.] (New York City time) on [                    ], 20[    ] or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (A) is required to be filed with the Commission by the Company, (B) is a “road show that is a written communication” within the meaning of

Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (C) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus. [For purposes of this Agreement, the investor presentations, including visual aids, conducted by the Company from [                    ], 20[    ] to [                    ], 20[    ] are deemed to be an Issuer Limited Use Free Writing Prospectus.]

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 3(f) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the General Disclosure Package and the Prospectus, (A) at the time the Original Registration Statement became effective, (B) at the earlier of the time the Prospectus was first used by the Underwriters and the date and time of the first contract of sale of the Securities in this offering and (C) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative expressly for use therein.

(iv) Independent Accountants. Ernst & Young ShinNihon LLC (“E&Y”), the accountants who audited the consolidated annual financial statements (together with the related notes) of the Company prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), included in the Registration Statement, the General Disclosure Package and the Prospectus, are (A) an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act, the 1933 Act Regulations and the applicable rules and regulations adopted thereunder by the Public Company Accounting Oversight Board and (B) independent auditors with respect to the Company under Article 193-2, Section 1 of the Financial Instruments and Exchange Act of Japan (the “FIEA”), the Certified Public Accountants Law of Japan and the applicable rules and regulations thereunder.

(v) Financial Statements. The consolidated annual financial statements, together with the related notes, of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, changes in shareholders’ equity, comprehensive income and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved.

The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, except as described therein. All other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change (nor any development or event involving a prospective material adverse change of which the Company is aware) in of affecting the condition (financial or otherwise), business, prospects, results of operations or general affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries taken as a whole, (C) there has been no change in the long-term debt of the Company and its subsidiaries, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Incorporation of the Company. The Company has been duly organized and is validly existing as a joint stock corporation with limited liability under the laws of Japan and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Agency Appointment Agreement; no steps have been made for the winding up of the Company under the laws of Japan; and the Company is not required to be qualified as a foreign corporation in any foreign jurisdiction, whether by reason of the ownership or leasing of property, the conduct of business or otherwise, except where the failure so to qualify would not result in a Material Adverse Effect.

(viii) Incorporation of Subsidiaries. Each of the Company’s Significant Subsidiaries (as defined below) has been duly incorporated or organized, is validly existing as a corporation and, where such concept is applicable, is in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each such Significant Subsidiary owned by the Company, directly or through subsidiaries, has been duly authorized and validly issued, is fully paid and non-assessable and is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary owned by the Company, directly or through subsidiaries, was issued in violation of the preemptive or other similar rights of any securityholder of such Significant Subsidiary. As used herein, the term “Significant Subsidiaries” means Nomura Securities Co., Ltd., Nomura Asset Management Co., Ltd., The Nomura Trust and Banking Co., Ltd., Nomura Securities International, Inc., Nomura International plc and Nomura International (Hong Kong) Limited.

(ix) Capitalization of the Company. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization and Indebtedness” (except for subsequent issuances, if any, pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company (A) have been duly authorized and validly issued, are fully paid and non-assessable, rank pari passu among themselves in all respects, (B) were not issued in violation of the preemptive or other similar rights of any securityholder of the Company and (C) are listed and admitted to trading on the Tokyo Stock Exchange and the Nagoya Stock Exchange.

(x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and will constitute a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi) Authorization of the Indenture and the Agency Appointment Agreement. The Indenture has been duly qualified under the 1939 Act and each of the Indenture and the Agency Appointment Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee (in the case of the Indenture) or by the Company, the Trustee and the Agent (in the case of the Agency Appointment Agreement), will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xii) Authorization of the Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xiii) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xiv) Withholding Tax. Except as described in the Registration Statement and the Prospectus, payments made by the Company to the holders of the Securities who are non-resident individuals or non-Japanese corporations (within the meaning given by Japanese tax laws), having no permanent establishment in Japan, will not be subject to any withholdings or similar charges for or on account of taxation under the current laws of Japan or any political subdivision of Japan.

(xv) Transfer Taxes. No stamp, issue, registration, documentary or transfer tax or duty or other similar tax or duty (collectively, “Transfer Taxes”) and no capital gains, income or withholding tax or other tax is payable by or on behalf of the Underwriters to any Japanese taxing or other Japanese governmental authority in connection with (A) the creation, issuance, sale or delivery by the Company of the Securities to the Underwriters in the manner contemplated by this Agreement, or (B) assuming that each of the Underwriters is a non-Japanese corporation having no permanent establishment in Japan for Japanese tax purposes, (i) the sale by the Underwriters of the Securities in the manner contemplated by this Agreement and the Prospectus, (ii) the execution, delivery or performance outside Japan of this Agreement or (iii) the execution, delivery or performance outside Japan of the Indenture or the consummation of any of the transactions contemplated therein.

(xvi) Absence of Defaults and Conflicts. Except as disclosed in the Registration Statement, (A) neither the Company nor any of its Significant Subsidiaries is in violation of its Articles of Incorporation, Regulations of the Board of Directors, Regulations of the Executive Management Board, Share Handling Regulations or similar organizational documents, (B) neither the Company nor any of its subsidiaries is in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, Japanese or foreign, having jurisdiction over the Company or any subsidiary or any of their respective assets, properties or operations, or (C) neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except, in the case of clause (B) or (C) above, for such violations or defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Articles of Incorporation, Regulations of the Board of Directors, Regulations of the Executive Management Board, Share Handling Regulations or similar organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, Japanese or foreign, having jurisdiction over the Company or any subsidiary or any of their respective assets, properties or operations or of any Agreements and Instruments. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xvii) Absence of Labor Dispute. No labor dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened, pending or contemplated which would, if determined adversely to the Company or the relevant subsidiary (as applicable), singly or in the aggregate, result in a Material Adverse Effect.

(xviii) Absence of Proceedings. Except as disclosed in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body or third party, Japanese or foreign, now pending, or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Indenture or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company and its subsidiaries are a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, if determined adversely to the Company and its subsidiaries, result in a Material Adverse Effect.

(xix) Enforceability in Japan. Each of this Agreement, the Indenture and the Securities is in proper form under the laws of Japan to be enforced against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Japan of this Agreement, the Indenture or the Securities, as the case may be, it is not necessary that this Agreement, the Indenture or the Securities or any other documents be filed or recorded with any court or other authority in Japan or that any Japanese stamp or similar tax be paid by the Underwriters or purchasers therefrom on or in respect of this Agreement, the Indenture or the Securities or any other document to be furnished hereunder or thereunder.

(xx) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxii) Description of Taxation. The statements set forth in the Prospectus under the caption “Taxation,” insofar as they purport to describe the provisions of the laws and regulations of Japan and the United States, as the case may be, or legal conclusions with respect thereto, fairly summarize such provisions or conclusions and are accurate in all material respects.

(xxiii) Absence of Manipulation. None of the Company, any of its affiliates, as such term is defined in Rule 501(b) of Regulation D under the 1933 Act (each, an “Affiliate”), or any person acting on behalf of any of them has taken or will take, directly or indirectly, any action which is designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization in violation of applicable laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, Japanese or foreign, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated hereunder and under the Indenture or for the due execution, delivery or performance of the Indenture by the Company, except (A) such as have already been obtained and are in full force and effect, (B) such as may be required under the 1933 Act or the 1933 Act Regulations or securities laws of any state of the United States or under the laws of any jurisdiction outside Japan and the United States, and (C) qualification of the Indenture under the 1939 Act.

(xxv) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Japanese national or local or any foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvi) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement or (B) do not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, taken as a whole, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure of the lease or sublease to be in full force and effect or such claim could not, singly or in the aggregate, result in a Material Adverse Effect.

(xxvii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxviii) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation by the Company of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such financial statements and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, all within the meaning of Section 13(b)(2) of the 1934 Act.

The Company maintains disclosure controls and procedures as defined in Rule 13a-15(e) under the 1934 Act. The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act and the FIEA is recorded, processed, summarized and reported, within the time periods specified in the rules and regulations under the 1934 Act, the FIEA and the rules and forms of the Commission, as the case may be, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxix) Payment of Taxes. There are no pending investigations by any tax authorities, Japanese or foreign, relating to the Company or any of its subsidiaries which would, if determined adversely to the Company or the relevant subsidiary (as applicable), singly or in the aggregate, result in a Material Adverse Effect. All Japanese income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise required to be paid, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, and except for the failure to file returns or to pay taxes that would not result in a Material Adverse Effect. The Japanese income tax returns of the Company and its subsidiaries through the fiscal year ended March 31, 2018 have been settled and no assessment in connection therewith has been made, or could reasonably be expected to be made, against the Company and its subsidiaries, except where the failure to settle the returns or the making of the assessment would not result in a Material Adverse Effect. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable Japanese, foreign or other law, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or otherwise required to be paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except insofar as the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its subsidiaries, in respect of any income and corporation tax liability of the Company and its subsidiaries for any years not finally determined, are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxx) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects.

(xxxi) Foreign Corrupt Practices Act. Neither the Company nor any of its Significant Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Significant Subsidiary has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any Japanese or foreign government official or employee from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or equivalent laws and regulations of other jurisdictions (to the extent applicable) in which the Company and its Significant Subsidiaries operate, or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or its subsidiaries operate, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, in each case with such exception as would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxiii) OFAC. None of the Company, any subsidiary of the Company or, to the best knowledge of the Company, any of their respective directors, officers or employees or any Affiliate of the Company is a person with whom transactions are currently prohibited under any United States sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, use the proceeds from the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

(xxxiv) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, made any contribution, payment or gift to any candidate for public office where either such contribution, payment or gift or the purpose of such contribution, payment or gift was or is prohibited under any applicable law, rule or regulation of any jurisdiction.

(xxxv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

(xxxvi) Maintenance of IT Systems. The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are commercially adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data) (“Personal Data”) used in connection with their businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same[, except as disclosed in the current report of the Company on [                    ]]. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data.

(xxxvii) Anti-social Forces. The Company is not or does not intend to be involved in supporting or operating any “anti-social forces” (as defined under the regulation of Japan Securities Dealers Association) (the “Anti-social Forces”) such as, but not limited to, organized crime groups (bouryokudan), through financing or otherwise. The Company does not have or does not intend to have, directly or indirectly, financial or capital association with any Anti-social Forces. The Company does not have a person belonging to the Anti-social Forces and serving as an officer of the Company. The Company is not aware of any facts that the Company employs such person as an employee, and the Company does not intend to appoint or employ such person as an officer or an employee of the Company. Further, the Company is not aware of any facts or circumstances where its management has been materially influenced by the Anti-social Forces, either directly or indirectly.

(xxxviii) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxxix) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xl) Receivership / Winding-up. No receiver or liquidator (or similar person) has been appointed in respect of the Company or any Significant Subsidiary or in respect of any part of the assets of the Company or any Significant Subsidiary; no resolution, order of any court, regulatory or governmental body or otherwise, or petition or application for an order has been passed, made or presented for the winding up of the Company or any Significant Subsidiary or for the protection of them from their creditors; and neither the Company nor any Significant Subsidiary is otherwise insolvent.

(xli) [Listing of the Securities. The Company has obtained [approval-in-principle] for the Securities to be listed on [insert name of the relevant securities exchange], and such [approval-in-principle] has not been revoked.]

(b) Officer’s Certificates.    Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters in connection with the transactions contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price of $[    ] for the [insert name of securities], the aggregate principal amount of the [insert name of securities] set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment.    Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at [                ] [a.m./p.m.] (New York City time) on [                    ], 20[    ] (unless postponed in accordance with the provisions of Section 10), or such other time not later than [    ] Business Days (as defined below) after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”). “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and Tokyo.

Payment of the purchase price for the Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative, for the respective accounts of the Underwriters, of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which such Underwriter has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Transfer Taxes.    The Company will bear and pay any Transfer Taxes, including any interest and penalties, on the creation, issuance and sale of the Securities and their initial resale to subsequent purchasers (the “Subsequent Purchasers”) in accordance with the terms of this Agreement and on the execution and delivery of this Agreement and any value-added tax payable in connection with the expense reimbursement payable by the Company pursuant to this Agreement.

(d) Denominations; Registration.    The Securities to be purchased by each Underwriter hereunder will be represented by one or more global Securities in book-entry form which will be deposited by or on behalf of the Company with DTC. Certificates representing the Securities shall be issued in the name of Cede & Co., as nominee of DTC, delivered to the Trustee as custodian, and issued in denominations of $[200,000] and integral multiples of $1,000 in excess thereof. The documents to be delivered at the Closing Time by or on behalf of the parties hereto, including the cross-receipt for the Securities and the certificates representing the Securities, will be made available for examination by the Representative at the offices of Simpson Thacher & Bartlett LLP, Ark Hills Sengokuyama Mori Tower, 9-10, Roppongi 1-chome, Minato-ku, Tokyo 106-0032, Japan (the “Closing Location”). A meeting will be held at the Closing Location on the Business Day prior to the Closing Time, at which meeting the final drafts of the documents to delivered pursuant to Section 5 hereof will be available for review by the parties hereto.

(e) Japanese Selling Restrictions.    The Underwriters agree that the Securities have not been and will not be registered under the FIEA and will be subject to the Act on Special Measures Concerning Taxation of Japan, as amended (the “Special Taxation Measures Act”). Accordingly, each of the Underwriters has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Securities in Japan or to, or for the benefit of, any resident of Japan (which term as used in this item (i) means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution under this Agreement at any time, directly or indirectly offer or sell the Securities to, or for the benefit of, any person other than a beneficial owner that is, (A) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the Company as described in Article 6, paragraph 4 of the Special Taxation Measures Act (such person is hereinafter referred to as a “specially-related person of the Company”) (excluding an Underwriter designated in Article 6, paragraph 10, item 1 of the Special Taxation Measures Act which purchases unsubscribed portions of the Securities from the other Underwriters) or (B) a Japanese financial institution, designated in Article 3-2-2, paragraph 28 of the Order for Enforcement of the Act on Special Measures Concerning Taxation of Japan (Cabinet Order No. 43 of 1957, as amended).

Prior to the finalization of the allocations of the Securities to the Subsequent Purchasers, the Company will identify and inform the Representative of all specially-related persons of the Company from the list compiled by the Underwriters of potential Subsequent Purchasers that may purchase any of the Securities from the Underwriters as part of the initial distribution of the Securities under this Agreement.

SECTION 3. Covenants. The Company covenants with each Underwriter as follows:

(a) Automatic Shelf Registration Statement.    If, at any time during the period when a prospectus is required by the 1933 Act to be delivered in connection with the distribution of the Securities, the Registration Statement shall cease to comply with the requirements of the 1933 Act with respect to eligibility for the use of Form F-3, on which the Registration Statement was filed with the Commission, the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405) or the Company shall have received a notice from the Commission pursuant to Rule 401(g)(2), the Company will (i) promptly notify the Representative, (ii) promptly file with the Commission a new registration statement under the 1933 Act relating to the Securities or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the 1933 Act and shall be in a form satisfactory to the Representative, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the 1933 Act as soon as practicable, (iv) promptly notify the Representative of such effectiveness and (v) take all other action necessary or appropriate to permit the distribution of the Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.

(b) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees.    The Company, subject to Section 3(c) hereof, will comply with the requirements of Rule 430A, 430B or 430C and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, or any new registration statement relating to the Securities, shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, including any document incorporated by reference therein or otherwise deemed to be a part thereof, (iii) of any request by the Commission for any amendment to the Registration Statement, or the filing of a new registration statement, or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, in each case in connection with the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or such new registration statement, or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b) in connection with the offering of the Securities, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) in connection with the offering of the Securities was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(c) Filing of Amendments and 1934 Act Documents; Preparation of Final Term Sheet.    Between the date hereof and the later of (i) the Closing Time and (ii) the completion of the distribution of the Securities, as promptly notified by the Representative to the Company, the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or any new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance satisfactory to the Representative, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representative with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall reasonably object.

(d) Delivery of Registration Statements.    The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of any amendment to the Original Registration Statement (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Original Registration Statement, and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and any amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses.    The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Continued Compliance with Securities Laws.

(I) The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with the distribution of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment, supplement or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities), and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities), the Statutory Prospectus or any preliminary prospectus relating to the Securities (including any document incorporated by reference therein) or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(II) [During the period beginning on the date of the Prospectus and continuing for as long as delivery of the Prospectus may be required under applicable law, in the reasonable judgment of the Representative, after consultation with the Company, in order to offer and sell any Securities in Secondary Market Transactions (the “Secondary Transactions Period”), the Company shall update, supplement or amend the Prospectus, through documents subsequently filed by the Company with the Commission pursuant to the 1934 Act that are incorporated by reference therein or otherwise, so that the Prospectus, as updated, amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence notwithstanding, the Company may elect, upon notice to the Representative, not to comply with this Section 3(f)(II), but only for such period or periods that the Company reasonably determines are necessary, whether (a) to enable the completion of required English-language financial statements and related disclosures following the end of each fiscal year or quarter, as the case may be, or other material English-language disclosures or (b) for any other reason that the Company recognizes as being material to Secondary Market Transactions; provided, that no such period or periods shall exceed 90 days in the aggregate during any period of 12 consecutive calendar months; and, provided, further, that the Company shall promptly notify the Representative if, for any reason, it believes that the preparation and filing of the English-language disclosures contemplated in the preceding clause (a) will be materially delayed. Upon receipt of any notice of such election as described in the foregoing sentence, the Representative shall cease using the Prospectus or any amendment or supplement thereto in connection with

Secondary Market Transactions until it receives notice from the Company that it may resume using such document (or such document as it may be amended or supplemented).]

(g) Blue Sky Qualifications.    The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof [(or, in the case of the Representative in connection with any Secondary Market Transactions, for the duration of the Secondary Transactions Period)]; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

(h) Rule 158.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Use of Proceeds.    The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(j) Listing of the Securities.    The Company will use its best efforts to have the Securities approved for listing on the [insert name of the relevant securities exchange] by the Closing Time or as soon as practicable thereafter and will use its reasonable best efforts to maintain such listing while any of the Securities remain outstanding; provided, that in the event that the Company’s obligations in connection with maintaining such listing become unduly burdensome, the Company may decide to delist the Securities from the [insert name of the relevant securities exchange] and seek an alternative listing for the Securities on another stock exchange.

(k) Restriction on Sale of Securities.    During a period beginning the date of this Agreement and ending the date of the Closing Time, the Company will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other U.S. dollar-denominated senior debt securities of the Company with a maturity greater than one year or any securities that are convertible into, or exchangeable for, the Securities or such other U.S. dollar-denominated senior debt securities.

(l) Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m) Issuer Free Writing Prospectuses.    The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(c), the Underwriters are authorized to use the information with respect to the preliminary and final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(n) Ratings.    The Company shall take all reasonable action necessary to enable [S&P Global Ratings, a division of S&P Global, Inc. (“S&P”) and Moody’s Investors Service (“Moody’s”)] to provide their respective credit ratings of the Securities.

(o) DTC.    The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(p) No Stabilization.    None of the Company, any of its Affiliates or any person acting on any of their behalf will take, directly or indirectly, any action designed to cause or to result in, or that will constitute or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities.

(q) Public Announcements.    The Company agrees that (i) between the date hereof and the date of the Closing Time (both dates inclusive), it will not, and will cause its subsidiaries and all other parties acting on its or their behalf not to, without prior consultation with the Representative, issue any announcements in Japan or elsewhere which could reasonably be expected to have a material effect on the offering of the Securities or contradict any information contained in the Prospectus, except for any announcement that is required to be made by the Company or its subsidiaries in accordance with applicable law or in accordance with the rules of any applicable stock exchange after providing notice thereof to the Representative, (ii) between the date hereof and the date of the Closing Time (both dates inclusive), it will, and will cause its subsidiaries and all other parties acting on its or their behalf to, notify the Representative, if practicable, prior to and in any event simultaneously with the issue of any announcement concerning the offering of the Securities which could have a material adverse effect on the price of the Securities or contradict any information contained in the Prospectus and (iii) between the date immediately following the date of the Closing Time and the date three months following the date of the Closing Time (both dates inclusive), it will, and will cause its subsidiaries and all other parties acting on its or their behalf to, notify the Representative, if practicable, prior to and in any event simultaneously with the issue of any announcement concerning the offering of the Securities that could have a material adverse effect on the price of the Securities or contradict any information contained in the Prospectus.

(r) Notice to the Minister of Finance.    Following the sale and delivery of the Securities under this Agreement, the Company will submit in a timely manner the reports required to be submitted to the Minister of Finance of Japan through the Bank of Japan under the Foreign Exchange and Foreign Trade Law of Japan.

SECTION 4. Payment of Expenses.

(a) Expenses.    The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Indenture, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and any amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of certificates representing the Securities to the Underwriters, including any Transfer Taxes and any stamp or other similar duties payable upon the issuance, sale or delivery of the Securities to the Underwriters and any charges of clearing agencies in connection therewith, (iv) the fees and disbursements of counsel, accountants and other advisors or agents (including transfer agents or registrars) to the Company, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with investigations into the necessity of filings pursuant to rules or regulations of the Financial Industry Regulatory Authority, and filing fees and the fees and disbursements of counsel for the Underwriters in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) all costs of advertising and legal notices, (ix) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Agency Appointment Agreement and the Securities, (x) any fees payable in connection with the ratings of the Securities, (xi) any fees and expenses of the Authorized Agent (as defined in Section 13 hereof), [(xii) the fees and expenses incurred in connection with the listing of the Securities on the [insert name of the relevant securities exchange] (including the fees and expenses of [insert name of applicable jurisdiction] legal counsel),] (xiii) the costs and expenses of the Company relating to investor presentations arranged by the Company on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show presentations, (xiv) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the sixth paragraph of Section 1(a)(ii) hereof, and (xv) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this section.

(b) Termination of Agreement.    If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses incurred, including the fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee.    The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430 Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinions and Letters of Counsel for Company.    At the Closing Time, the Representative shall have received the opinions and letters, each dated as of the Closing Time, of (i) Sullivan & Cromwell, LLP, United States counsel for the Company, and (ii) Anderson Mori & Tomotsune, Japanese counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions and letters for each of the other Underwriters to the effect set forth in Exhibits A and B hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion and Letter of Counsel for Underwriters.    At the Closing Time, the Representative shall have received an opinion and a letter, each dated as of the Closing Time, of Simpson Thacher & Bartlett LLP, United States counsel for the Underwriters, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate.    At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change (nor any development or event involving a prospective material adverse change of which the Company is aware) in or affecting the condition (financial or otherwise), business, prospects, results of operations or general affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate signed by an authorized officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to his or her knowledge, contemplated by the Commission.

(e) Certificate of Chief Financial Officer.    At the time of the execution of this Agreement and at the Closing Time, the Representative shall have received a certificate of the chief financial officer of the Company, dated as of the date of this Agreement and as of the date of the Closing Time, respectively, in form and substance satisfactory to the Underwriters with respect to certain financial information contained in the Prospectus.

(f) Accountant’s Comfort Letter.    At the time of the execution of this Agreement, the Representative shall have received from E&Y a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) Bring-down Comfort Letter.    At the Closing Time, the Representative shall have received from E&Y a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Time.

(h) No Legal Impediment to Issuance.    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Japanese, U.S. federal, state or foreign governmental or regulatory authority that would, as of the Closing Time, prevent the issuance or sale of the Securities; and no injunction or order of any Japanese court, U.S. federal or state court or any other foreign court shall have been issued that would, as of the Closing Time, prevent the issuance or sale of the Securities.

(i) Ratings.    At the Closing Time, the Securities shall be rated at least [[    ] by S&P and rated at least [    ] by Moody’s] and the Company shall have delivered to the Representative a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any debt securities of the Company by Japan Credit Rating Agency, Ltd., Rating and Investment Information, Inc. or any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any debt securities of the Company.

(j) DTC.    At the Closing Time, the Securities shall have been designated eligible for clearing and settlement through the facilities of DTC.

(k) Approval of Listing.    The listing of the Securities on the [insert name of the relevant securities exchange] will become effective by the Closing Time.

(l) Additional Documents.    At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(m) Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4(b), 6 through 8, 11 through 19, 22 and 23 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents, its and their directors, officers, agents, Affiliates and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430 Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any Issuer Limited Use Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430 Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers.    Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430 Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein.

(c) Actions against Parties; Notification.    Each indemnified party shall give notice in writing as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities to the public exceeds the amount of any damages such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General.    The Representative, on behalf of the Underwriters, may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change (or any development or event involving a prospective material adverse change of which the Company is aware) in the condition (financial or otherwise), business, prospects, results of operations or general affairs of the Company and its subsidiaries, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in Japan, the United Kingdom, the United States or other international financial markets, any act of terrorism, outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company on any exchanges on which such securities are listed has been suspended or materially limited by the relevant governmental authorities or self-regulatory organizations, or if trading generally on the London Stock Exchange, the New York Stock Exchange, the Nasdaq Stock Market or the Tokyo Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority of the United States, the Financial Services Agency of Japan, the U.K. Listing Authority or any other governmental authority other than daily limits or ranges imposed in the ordinary course by the Tokyo Stock Exchange, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in Japan or the United States, or with respect to the Clearstream or Euroclear systems in Europe, or (v) if there occurs any change or development involving a prospective change in Japanese or United States taxation that would reasonably be expected to have a material adverse effect on the Securities or the transfer thereof, or (vi) if a banking moratorium has been declared by any relevant authority in Japan, the United Kingdom or the United States.

(b) Liabilities.    If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4(b), 6 through 8, 11 through 19, 22 and 23 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder and arrangements satisfactory to the Underwriters and the Company for the purchase of such Defaulted Securities are not made within 36 hours of such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative c/o [insert address]; and notices to the Company shall be directed to it at 9-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Attention: Treasury and Capital Management Department.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its securityholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Consent to Jurisdiction; Appointment of Agent for Service of Process; Waiver of Jury Trial.

(a) The Company irrevocably consents and agrees for the benefit of the Underwriters that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the transactions contemplated hereby may be brought in the courts of the State of New York or the federal courts of the United States located in the County of New York and any appellate court from any thereof and hereby irrevocably consents and irrevocably submits to the non-exclusive personal jurisdiction of each such court in person and generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

(b) The Company hereby irrevocably designates, appoints and empowers Nomura Holding America Inc., with offices currently at Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316 (Attention: Legal Department), as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it in any such United States or state court located in the County of New York with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the transactions contemplated hereby and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, it being understood and agreed that the designation, appointment and empowerment of Nomura Holding America Inc. as such authorized agent (the “Authorized Agent”) shall become effective immediately upon the execution of this Agreement without any further action on the part of the Company or any other person or entity. The Company represents to each Underwriter that it has notified Nomura Holding America Inc. of such designation, appointment and empowerment and that Nomura Holding America Inc. has accepted the same. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in the County of New York on the terms and for the purposes of this Section 13 satisfactory to the Underwriters. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the relevant agent for service of process referred to in this Section 13 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to it, at its address specified in this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the transactions contemplated hereby brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The provisions of this Section 13 shall survive any termination of this Agreement, in whole or in part.

(c) The Company hereby waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 14. Waiver of Immunities. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the transactions contemplated hereby, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

SECTION 15. Foreign Taxes. Except as required by law, all payments by the Company to each of the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by Japan or any other jurisdiction in which the Company has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as Underwriter hereunder, (ii) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or any political subdivision of the United States, (iii) any taxes imposed as a result of a failure by such Underwriter to provide any form or certificate reasonably requested by the Company that relates to such Underwriter’s nationality, residence, identity or connection with the applicable taxing jurisdiction and that such Underwriter is legally able to provide, and (iv) any taxes imposed pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, any regulations or agreements thereunder, official interpretations thereof, or law implementing an intergovernmental approach thereto (all such non-excluded taxes and other amounts, “Foreign Taxes”). If the Company is required by law to deduct or withhold any Foreign Taxes from any payments to the Underwriters hereunder, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been received if no Foreign Taxes applied.

SECTION 16. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter or any Affiliate of any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person or Affiliate of any sum in such other currency, and only to the extent that such Underwriter or controlling person or Affiliate may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person or Affiliate hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person or Affiliate against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person or Affiliate hereunder, such Underwriter or controlling person or Affiliate agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person or Affiliate hereunder.

SECTION 17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 18. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and directors, officers, agents, Affiliates and employees referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and directors, officers, agents, Affiliates and employees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 20. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 22. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 23. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

NOMURA HOLDINGS, INC.

By:
Name:
Title:

CONFIRMED AND ACCEPTED,

as of the date first above written:

[insert name of Representative]

By:
Name:
Title:

For itself and as representative of the other Underwriters named in Schedule A hereto

SCHEDULE A

Name of Underwriter	Principal Amount of [insert name(s) of notes]
[insert name of Representative]	$[ ]
[•]	$[ ]

Total	$[ ]

Sch. A-1

SCHEDULE B

Final Pricing Term Sheet of Nomura Holdings, Inc., filed with the Commission on [date].

Pricing Term Sheet

Terms of the [insert name of securities] due 20[    ]

Issuer:

Issue:

Type of Securities:

Principal Amount:

Original Issue Date:

Settlement Date:

Trade Date:

Maturity Date:

Interest Rate:

Interest Payment Date:

Interest Period:

Issue Price:

Day Count Convention:

Business Day:

Business Day Convention:

Listing:

Denominations:

CUSIP:

ISIN:

Common Code:

Expected Security Ratings*:

Sole Bookrunner:

Co-Managers:

*	Note:

Credit ratings are not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the relevant rating agencies.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that the registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at https://www.sec.gov/. Alternatively, copies of the prospectus and the preliminary prospectus supplement relating to the securities offered in this offering may be obtained by contacting [                    ].

Sch. B-1

Exhibit A

FORM OF OPINION AND LETTER OF SULLIVAN & CROMWELL LLP

TO BE DELIVERED PURSUANT TO SECTION 5(b)

Ex. A-1

Exhibit B

FORM OF OPINION AND LETTER OF ANDERSON MORI & TOMOTSUNE

TO BE DELIVERED PURSUANT TO SECTION 5(b)

Ex. B-1